                                                                   EXHIBIT 10.10

                                     DOLPHIN

                                     SERVICE

                                    PROVIDER

                                    AGREEMENT

                                       NB3

                                    FLEETCOMM

                              MobileRadio Networks

         Dolphin Telecommunications Ltd
         The Crescent
         Jays Close
         Basingstoke

         Hants RG22 4BS

Telephone:        01256 811822
Fax:              01256 474537
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                                                      Service Provider Agreement
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         THIS AGREEMENT dated the 29th day of July, 1998 is made between:



         1. DOLPHIN TELECOMMUNICATIONS LIMITED whose registered office is The Crescent, Jays Close, Basingstoke, Hants RG22 4BS. (Dolphin)

         2. NATIONAL BAND THREE LIMITED whose registered office is c/o Edge & Ellison, 18 Southampton Place, London, WC1A 2AJ. (NB3)

         3. FLEETCOMM LIMITED T/A FLEETCOMM MOBILE RADIO NETWORKS, whose registered office is at The Grange, Rawcliffe Road, Goole, East Yorkshire DN14 6TY. (Fleetcomm)

         4 HUGO INTERNATIONAL LTD whose registered office is at 122a Nelson Road, Whitton, Twickenham Middx Tw2 Fay (Service Provider).

         WHEREAS NB3 has been granted Licences, as hereinafter defined, by the Secretary of State for Trade and Industry to operate a nation-wide mobile radio telecommunications system as specifically described in such Licences; and

         WHEREAS Fleetcomm has been granted Licences, as hereinafter defined, by the Secretary of State for Trade and Industry to operate a nation-wide mobile radio telecommunications system as specifically described in such Licences; and

         WHEREAS The Service Provider wishes to provide to Subscribers (as hereinafter defined) service made available by means of the System (as hereinafter defined); and

         WHEREAS Dolphin has purchased controlling interests in NB3 and Fleetcomm and


         WHEREAS Dolphin wishes to procure the grant by NB3 and Fleetcomm to the Service Provider of certain non-exclusive rights to promote the use of the
                           Systems within the Coverage Area (as hereinafter defined) and to grant access to the Systems to Subscribers and the Service Provider wishes to accept such grant all on the terms and conditions as follow.
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                                                      Service Provider Agreement
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         NOW IT IS HEREBY AGREED:

1.       DEFINITIONS

                  In this Agreement, the following words and expressions shall (unless the context otherwise requires) have the following meanings:

         1.1      "NETWORK OPERATORS"       NB3 and Fleetcomm and Network
                                            Operator shall mean either of
                                            them.

         1.2      "LICENCES"                Licences granted to the Network
                                            Providers by the Secretary of State
                                            under the Telecommunications Act
                                            1984 ("T.Act Licence) and a Licence
                                            granted to the Network Providers by
                                            the Secretary of State under the
                                            Wireless Telegraphy Act 1949
                                            ("W.T. Act Licence").

         1.3      "SYSTEM"                  the telecommunications system
                                            specified in the T.Act Licence.

         1.4      "T.ACT"                   the Telecommunications Act 1984 and
                                            any regulations thereunder.

         1.5      "W.T.ACT"                 the Wireless Telegraphy Act 1949 and
                                            any regulations thereunder.

         1.6      "SCHEDULE OF CHARGES"     the Schedule of Charges for mobile
                                            radio telecommunications services as
                                            published by the Network Operators
                                            or Dolphin from time to time.

         1.7      "SERVICES"                such mobile radio telecommunications
                                            services as may be available from
                                            time to time by means of the System.

         1.8      "COVERAGE AREA"           the approximate area shown in such
                                            coverage maps as may be published
                                            by the Network Operators or Dolphin
                                            from time to time.
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                                                      Service Provider Agreement
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         1.9      "SUBSCRIBER"              the individual recipient of the
                                            Service Provider's services who is
                                            authorized by the Service Provider
                                            to use a Subscriber Number (as
                                            hereinafter defined).

         1.10     "SUBSCRIBER NUMBER"       such number(s) identified with a
                                            specific piece of Subscriber
                                            Equipment (as hereinafter defined)
                                            to be used by the Subscriber for
                                            the purposes of obtaining the
                                            Services.

         1.11     "SUBSCRIBER EQUIPMENT"    any mobile, transportable, portable
                                            or fixed mobile station apparatus
                                            which is approved under the T.Act
                                            and/or W.T.Act as applicable for use
                                            on and which is connected to the
                                            System.

         1.12     "REGISTRATION"            the process whereby the Network
                                            Operators cause the System to
                                            provide those Services to which a
                                            Subscriber elects to subscribe to a
                                            Subscriber Number. The words
                                            "Register" and "Registered" shall be
                                            construed accordingly.

         1.13     "AGREEMENT"               this agreement made between Dolphin
                                            and the Network Operators and the
                                            Service Provider relating to the
                                            provision of the Services and to
                                            which the Schedules of Charges and
                                            these terms and conditions apply.

         Words in the singular shall include the plural and vice versa where the context requires or admits.

         References to any statute or statutory instrument shall include any re-enactments, modifications or amendments thereto for the time being in force.

2.       DURATION

         This Agreement shall commence on the date hereof and shall continue until terminated in accordance with Section 8.

3.       LICENCES

         The Service Provider shall at its own expense obtain in its own name any licence required by the T.Act ,and/or the W.T.Act.
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                                                      Service Provider Agreement
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4.       GRANT OF RIGHT

         The Network Operators respectively grant at the direction of Dolphin to the Service Provider the non-exclusive right during the term of the Agreement to provide Services within the Coverage Area to Subscribers by means of the System.

5.       UNDERTAKINGS OF THE SERVICE PROVIDER

         The Service Provider hereby undertakes to Dolphin and to the Network Operators and to each of them during the term of this Agreement:

         5.1 To use its best endeavours to promote the Services and not to do anything which would reasonably be regarded as inconsistent with this obligation.

         5.2 To provide its services (including Services) to Subscribers in respect of the System in a proper and efficient manner.

         5.3 To employ such numbers of qualified management, sales and technical personnel as will provide proper demonstration, sales, advisory, repair and other relevant services to Subscribers and potential Subscribers to the System.

         5.4 To comply with the requirements of the United Kingdom legislation and regulations relating to telecommunications; not to use the Services for improper or unlawful purposes; not to cause the quality of the Services to be impaired; not to cause the services of other Service Providers to be impaired; and to impose binding obligations on its Subscribers to comply with such undertakings and so far as it is possible to ensure compliance by its Subscribers therewith.

         5.5 To comply with any code of practice issued pursuant to the Licences and with any requirement under such Licences applicable to Service Providers, in particular any requirements related to confidentiality of Subscriber information.

         5.6 To provide Dolphin or the Network Operators with such information and cooperation that Dolphin or the Network Operators may reasonably require and comply with reasonable directions issued by Dolphin or the Network Operators with respect to the use of the Services.

         5.7      To ensure in respect of all Subscriber Equipment supplied by it that the proposed Subscriber is properly instructed in the operation thereof and to arrange repair, maintenance and after sales service to a standard acceptable to Dolphin or the Network Operators.
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                                                      Service Provider Agreement
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         5.8      As required by the T.Act Licence and as published by Dolphin or the Network Operators within their various Service Provider codes of practice to provide within the terms and conditions of the contract between the Service Provider and its Subscribers, an inexpensive arbitration procedure by which disputes with its Subscribers can be resolved.

         5.9 To characterize as "proposed" or "projected" and not otherwise, to its Subscribers or potential Subscribers, the "proposed" or "projected" System coverage and Services characterized as such by Dolphin or the Network Operators in their publications from time to time.

         5.10 Not to promote any rival service or system in preference to the Services and the System nor to unfairly discount any such service or system so as to promote sales of that service or system in preference to the Services and the System.

         5.11 To accept as Subscribers without unfair discrimination and upon the standard terms and conditions of trade of the Service Provider from time to time, customers who have acquired equipment approved under the T.Act and/or W.T.Act other than from the Service Provider for use in connection with the System.

6.       UNDERTAKINGS BY DOLPHIN AND THE NETWORK OPERATORS

         Dolphin and the Network Operators hereby undertakes to the Service Provider during the term of this Agreement:

         6.1 To operate and maintain the System retaining the right without liability to the Service Provider, to modify, expand, improve, suspend, maintain or repair the System or the Services even if this requires suspension of operation of such.

         6.2 To give to the Service Provider non-binding periodic forecasts, proposals and projections of the coverage of the System and the Services to be offered thereon.

         6.3 To provide to the Service Provider such technical advice, assistance and information related to the operation of the system as the Service Provider may reasonably request. Dolphin and the Network Operators receive the right at their sole discretion to make reasonable charges for the provision of such technical advice, assistance and information as it considers to be beyond that which it would normally provide without charge.
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                                                      Service Provider Agreement
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         7.       CHARGES AND PAYMENT

         7.1 The Service Provider shall pay in respect of its Subscribers, whether or not the Service Provider has received payment from its Subscribers, the charges of Dolphin and the Network Operators as set out in the Schedule of Charges as published from time to time corresponding to those Services for which each Subscriber Number is Registered. Dolphin and the Network Operators reserve the right to modify the Schedule of Charges at any time and will provide thirty days notice to the Service Provider of each such modification, provided that this right shall not be exercised unreasonably.

         7.2 Charges shall be incurred in respect of each Subscriber Number from the date of Registration.

         7.3 The charges set out in the Schedule of Charges shall be payable to Dolphin or the Network Operators by the Service Provider at the times and in the manner set out therein.

         7.4 If the Service Provider fails to pay any such charge by the due date for payment then Dolphin or the Network Operators shall have the right to charge interest at the rate of two (2) per cent above the then base rate of National Westminster Bank plc from the date such charge falls due until the actual date of receipt of payment by Dolphin or the Network Operators.

         7.5 Dolphin or the Network Operators may at any time as a condition of the provision or continuance of provision of the Services to the Service Provider require security for payment in the form of bank guarantees or otherwise to the extent Dolphin or the Network Operators at their sole discretion deem appropriate. Failure to provide such security shall be deemed to be a breach of this Agreement by the Service Provider.

8.       TERMINATION

         8.1 This Agreement shall terminate automatically and without notice.

                  (i) in the event either of the Licences or any other licence in the name of Dolphin or the Network Operators relating to the operation of the System or any modification or replacement thereof expires, is revoked, or is terminated, or

                  (ii)     in the event any of the parties shall become
                           insolvent or if a receiver is appointed in respect of its assets or if any order shall be made or a
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                                                      Service Provider Agreement
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                           resolution passed for its winding up (other than a
                           members voluntary winding up for purposes of amalgamation or reconstruction).

         8.2 The Service Provider shall have the right to terminate this Agreement by prior written notice to Dolphin:

                  (i) in the event Dolphin or either of the Network Operators shall commit a material breach of any of the obligations on its part to be performed and (in the case of a breach capable of remedy) shall fail to remedy the same within thirty (30) days after notice is given to Dolphin by the Service Provider requiring such remedy, or

                  (ii)     for convenience of the Service Provider upon ninety
                           (90) days prior written notice to Dolphin.

         8.3 Dolphin shall have the right to terminate this Agreement by prior written notice to the Service Provider:

                  (i) in the event any payment becoming due to Dolphin or either of the Network Operators is in arrears for thirty (30) days after the same shall become payable

                  (ii) in the event the Service Provider shall commit a material breach of any of the obligations on its part to be performed and (in the case of a breach of remedy) shall fail to remedy the same within thirty
                           (30) days after notice is given to the Service Provider by Dolphin or either of the Network Operators requiring such remedy

                  (iii) at any other time upon ninety (90) days prior written notice to the Service Provider unless the cumulative number of subscribers connected to the Services by the Service Provider, net of disconnections , exceeds 500 in which case the notice period is extended to two (2) years.

9.       RESULT OF TERMINATION

         9.1      Upon termination of this Agreement all monies then due from the Service Provider to Dolphin or the Network Operators shall become immediately due and payable. Additionally the Service Provider shall immediately discontinue any use of the names "Dolphin" or "National Band Three" or "Fleetcomm" and all
                  other trade names, signs, cards notices and other display or advertising matter indicative of Dolphin, NB3 or Fleetcomm or of their business or Services and shall make or cause to be made such changes in trade names, signs, cards, notices and other
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                                                      Service Provider Agreement
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                  display or advertising matter so as to distinguish effectively its business from the subject matter of the Agreement.

         9.2 Upon but not withstanding the termination of this Agreement by Dolphin under Sub-section 8.3(i) or (ii) or by the Service Provider under Section 8.2(ii), the Service Provider shall use its best endeavour to assign its Subscribers (and contracts with Subscribers for the Services) to another Service Provider of Dolphin or any of its subsidiary or associated companies and shall provide eventuality in its agreements with its Subscribers. At any time in the circumstances described in Condition 8 of the T.Act Licence, either before or after termination of this Agreement, Dolphin may write to the Service Providers present and former Subscribers to advise them all other Service Providers of Dolphin or of its subsidiary or associated companies from whom the Subscribers may obtain the Services after termination of the Agreement; and Dolphin or such companies may themselves provide Services to the Subscribers or make arrangements for another Service Provider to provide services to the subscribers in accordance with Condition 8 of the T.Act Licence.

         9.3 Termination of the Agreement shall be without prejudice to any claims or remedies that Dolphin and the Network Operators may have against the Service Provider and vice versa accrued up to the date of termination or available by reason of a breach of Sections 9.2 or 14.

10.      PROVISION OF SERVICE

         10.1 Service shall comprise such Services provided at such times, during such periods, in such circumstances and by such means as Dolphin or the Network Operators may from time to time consider reasonably appropriate.

         10.2 Dolphin and the Network Operators shall use all reasonable endeavours to provide the Services in accordance with any specifications and to any timescales issued by Dolphin or either of the Network Operators from time to time but Dolphin or the Network Operators cannot guarantee that such provision will be fault free nor that it will precisely meet such timescales.

         10.3     Dolphin or either of the Network Operators reserves the right:

                  i. having given reasonable notice, to change the number allocated to a Service Provider's Subscriber or any other code or number whatsoever allocated by Dolphin or either of the Network Operators from time to time for use in connection with the enjoyment of Service from the System;
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                                                      Service Provider Agreement
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                  ii.      in the event of war or the proclamation of an
                           emergency, to cease summarily to provide Service or to temporarily suspend service to the Service
                           Provider and/or its Subscribers.

         10.4 Dolphin or the Network Operators shall give such instructions concerning the use of Services as they consider appropriate from time to time in the interests of safety, of the quality of Service, of other Service Providers and/or Subscribers or of the System as a whole, and any such instructions shall, while they are in force be deemed to form part of this Agreement. Dolphin or the Network Operators shall take such steps as it considers appropriate to bring such instructions to the notice of the Service Provider and its Subscribers.

11.      ALLOCATION AND REGISTRATION OF SUBSCRIBERS NUMBERS

         11.1 Upon the request of the Service Provider and subject to available System capacity, Dolphin or one of the Network Operators shall allocate a Subscriber Number for a Subscriber and Register that Subscriber Number and the Service relating thereto onto the System as soon as is reasonably practicable.

         11.2 Upon the request of the Service Provider the Network Operators will reserve additional contiguous Subscriber Numbers for a Subscriber to allow for future growth. The Network Operators will reserve additional Subscriber Numbers up to thirty per cent (30%) of the initial allocation without charge, but reserves the right to charge for further Subscriber Numbers reserved.

         11.3 Only those Services which the Service Provider specifically requests shall be included within the registration

         11.4 Within seven working days of the registration of a Subscriber Number, the Service Provider shall provide to Dolphin or the relevant Network Operator information related to the Subscriber using such Subscriber Number in the format of the Service Order Form attached to this Agreement or as modified by Dolphin from time to time. Such information shall not be used by Dolphin or the Network Operators for any purposes other than that related to the operation of the System and compliance with the requirements of the Licences without the prior written consent of the Service Provider.

         11.5     Once allocated by Dolphin or the relevant Network Operator, the Service Provider shall not transfer or reallocate a Subscriber Number between its Subscribers, nor shall it assign or transfer a Subscriber Number to a third party without prior written consent of Dolphin or the relevant
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                                                      Service Provider Agreement
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                  Network Operator which consent shall not be unreasonably
                  withheld. The ownership of Subscriber Numbers allocated to the Service Provider shall at all times be vested in Dolphin or the relevant Network Operator. Under no circumstances may the Service Provider or its Subscribers duplicate a Subscriber Number, registered by Dolphin or either of the Network Operators, for use on more than one piece of Subscriber Equipment at the same time.

12.      CONNECTION OF OTHER TELECOMMUNICATIONS SYSTEMS AND APPARATUS

         12.1 Dolphin or the Network Operators shall at the written request of the Service Provider and subject to the terms and conditions of this Agreement, permit the connection to the System of any telecommunications system or apparatus, which is not a Specified Public Telecommunications System as defined in the T.Act Licence, provided always that:

                  i such telecommunications system or apparatus shall be shown to comply with the Relevant Standards (as hereinafter defined) or where none exists the relevant Network Operator's standards for the time being in force and shall have any licences and approvals which may be necessary under the provisions of the T.Act,

                  ii W.T.Act or any other statutory provision for the time being in force; and

                  iii the Service Provider shall not make any alteration to such telecommunication system, apparatus or signaling protocol once connected to the System without the prior written agreement of Dolphin or the relevant Network Operator.

         12.2 Dolphin or the Network Operators will permit any connection so made to remain until the termination or expiry of this Agreement or until such earlier date as the Service Provider may request except that Dolphin or either of the Network Operators shall have the right summarily to disconnect any such connection where:

                  i. such telecommunication system or apparatus which conformed at any Relevant Standard or where none exists the Network Operator's standards in force at the time of connection to the System, has ceased to do so and does not conform to any new Relevant Standard or where none exists the Network Operator's standards which may become applicable from time to time; or

                  ii. such telecommunication system or apparatus is in the opinion of Dolphin or the network operators liable to cause death of, or personal injury to, or damage to the property of Dolphin or the Network Operators and their
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                                                      Service Provider Agreement
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                           respective employees or any person involved in the
                           running of the System or materially to impair the quality of the Service provided by means of the System and the Director General of Telecommunications has not expressed a contrary opinion.

         12.3 In this condition "Relevant Standards" means any standard which may be specified in a licence granted under the W.TAct or T.Act for the running of a system to which this condition applies.

13.      LIMITATION OF LIABILITY

         13.1 For the avoidance of doubt Dolphin and the Network Operators have no obligation or duty or liability in contract, tort, for breach of statutory duty or otherwise beyond that of a duty to exercise reasonable skill and care in the provision of the System.

         13.2 In any event, Dolphin and the Network Operators undertake no liability whatever whether in contract, tort (including negligence or breach of statutory duty) or otherwise for the acts or omissions of other providers of telecommunications services or systems or for fault in or failures of their apparatus.

         13.3 Dolphin and the Network Operators shall not be liable to the Service Provider for any costs, damages or losses incurred or sustained by it arising from operation or any failure whatsoever of the System or failure by Dolphin or the Network Operators to operate or the suspension or non-availability of the System.

         13.4 The Service Provider shall indemnify Dolphin and the Network Operators and hold each of them harmless in respect of any claims, costs, losses or damages incurred by Dolphin or the Network Operators in relation to any claim brought by any Subscriber, third party, or by any customer or employee of the Service Provider in the respect of the operation or failure of operation of any kind of the System or arising directly or indirectly from any breach of, or non-compliance with the terms of this Agreement by the Service Provider or in respect of any damage caused to the System by the Service Provider and/or its Subscribers.

         13.5 In any event Dolphin or the Network Operators liability in contract, tort (including negligence or breach of statutory duty) or otherwise arising by reason of or in connection with this Agreement or howsoever otherwise shall be limited to pound sterling 1,000,000 for any one incident or series of incidents and pound sterling 2,000,000 for any series of incidents related or unrelated in any period of 12 months.

         13.6 Each provision of this condition is to be construed as a separate limitation applying and surviving even if for any reason one or other of the said provisions is
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                                                      Service Provider Agreement
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                  held inapplicable or unreasonable in any circumstance and
                  shall remain in force notwithstanding termination of this Agreement.

         13.7 Nothing in this clause shall exclude or restrict liability for death or personal injury resulting from Dolphin or the Network Operator's own negligence.

14.      CONFIDENTIALITY

         All business or technical information disclosed by either party ("disclosing party") to the other ("receiving party") shall be treated as confidential unless expressly stated otherwise in writing and shall not be disclosed to third parties by the receiving party unless required to be disclosed by the terms of government licence or regulation under which Dolphin and the Network Operators operate the System without prior written consent of the disclosing party, provided that information shall not be regarded as confidential if (a) it is authorized to be disclosed by the disclosing party or (b) it is already known by the receiving party, or (c) it is disclosed by a third party without a breach of confidence, or (d) it is in the public domain. This undertaking shall survive termination of this Agreement for a period of five years from the date of such termination.

15.      INTELLECTUAL PROPERTY RIGHTS

         15.1 The Service Provider shall have the right to promote the Services using the "Dolphin", "National Band Three" and "Fleetcomm" trademarks provided always that the Service Provider shall comply with such guide-lines and directions issued by Dolphin and the Network Operators from time to time in connection with such trademark and enter into such agreements as may from time to time be required by Dolphin and the Network Operators, in order to protect the rights of Dolphin and the Network Operators therein.

         15.2 All intellectual property rights to the System and the Services (whether copyright, patents, registered designs or trademarks include the "National Band Three" trademark or similar rights) shall be retained by Dolphin and the Network Operators and the Service Provider shall acquire no rights therein by reason of providing the Services to Subscribers, by virtue of this Agreement, by principles of estoppel, or otherwise.

         15.3 All intellectual property rights in the Service Provider's services, other than the Services (whether copyright, patents, registered designs, trademarks or similar rights) shall be retained by the Service Provider and Dolphin and the Network Operators shall acquire no rights therein by virtue of this Agreement.
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                                                      Service Provider Agreement
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16.       RELATIONSHIPS

         16.1 This Agreement governs the provision of Services by means of the System to the Service Provider to the exclusion of all other written or verbal representations, statements, understandings, negotiations, proposals or agreements.

         16.2 It is hereby agreed and acknowledged that there shall be no contractual relationship between Dolphin or the Network Operators and the Service Provider's Subscribers by virtue of the registration by the network operators of Subscribers as users of the System and the use of the System by Subscribers except insofar as is necessary for Dolphin and the Network Operators to comply with Condition 8 of the T.Act licence.

         16.3 The Service Provider shall not represent itself to be the agent of Dolphin and the Network Operators for any purpose and shall not pledge the credit of Dolphin and the Network Operators nor incur any other obligations or liabilities or make any promise or representations on behalf of Dolphin and the Network Operators . This Agreement shall not create a partnership between the parties hereto.

         16.4 The Service Provider shall be free to determine the prices and other terms and conditions applicable to the services provided by the Service Provider to its Subscribers in connection with the System, provided that no such term or condition contravenes the conditions of the Agreement, and shall be responsible for the making of charges to Subscribers and collection thereof in respect of such services.

17.      TAXES

         The Service Provider shall be responsible for and shall indemnify Dolphin and the Network Operators and each of them against all taxes, levies and other payments of a similar nature (and in particular against all defaults of the same) imposed by any present or future law of the United Kingdom which may become payable (howsoever arising) as a result of the Service Provider providing any service to any Subscriber dependant on or relating to the Services. Such indemnity shall not include the licence fees payable by Dolphin or the Network Operators under the Licences or any tax on, or assessed by reference to, the profits of Dolphin and the Network Operators.

18.      FORCE MAJEURE

         Neither Dolphin nor the Network Operators nor the Service Provider
         shall be under any liability for any breach of any provision of the Agreement or any other failure hereunder if and to the extent that such breach or failure is as a result of Acts of God, war (whether
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                                                      Service Provider Agreement
                                                                   Page 15 of 17

         declared or not), sabotage, riot, explosion, Government control, restrictions or prohibitions or any other Government act or omission whether local or national, requirement to act in accordance with the Licences, act or default of any supplier, agent, or sub-contractor, industrial disputes of any kind, physical obstacles or atmospheric conditions or any other cause beyond the reasonable control of any party.

19.      WAIVER

         Any concession or waiver allowed by Dolphin or either Network Operator to the Service Provider shall only be valid if given by Dolphin or the Network Operator in writing and shall neither prevent Dolphin and/or the Network Operators from exercising any of its rights nor prejudice Dolphin and/or the Network Operators rights to take any subsequent action.

20.      NOTICES

         Any notice required or permitted to be given under this Agreement shall be in writing and may be given by any means reasonably calculated to reach the other party including, without limiting the generality of the foregoing, telex or first class post addressed to such party at its address as stated in this Agreement or such other address as shall have been notified to the first party as being the address for the receipt of such notices. Such notice if given by first class post shall be deemed to have been delivered not later than the second day after posting.

21.      HEADINGS AND INTERPRETATIONS

                  i. The headings in these terms and conditions shall not be deemed to be part hereof or be taken into consideration in the interpretation of construction hereof or of this Agreement.

                  ii. If any of the works or provisions of these terms and conditions shall be deemed to be invalid for any reason then they shall be read as if the invalid provisions had to that extent been deleted therefrom and the validity of the remaining provisions of these terms and conditions shall not be affected thereby.

22.      ASSIGNMENT OF AGREEMENT

         The Agreement shall not be assigned either in whole or in part by the Service Provider to any third party except with Dolphins prior written consent and in any event any purported assignment of the Agreement shall not have any force and effect unless such assignment

                                                      Service Provider Agreement
                                                                   Page 16 of 17

         is to another Service Provider which has a subsisting Service Provider Agreement with Dolphin and/or any of its subsidiary or associated companies.

23.      SUB-CONTRACTING

         The Service Provider shall not sub-contract or delegate the performance of any of its obligations under this Agreement without the prior written consent of Dolphin Such consent shall not be unreasonably withheld where, in the opinion of Dolphin, the sub-contractor or delegate is sound and reputable.

24.      VARIATION

         Subject to the notification and publication provisions of the Licence Dolphin and the Network Operators shall have the right at any time to make amendments or variations to these terms and conditions:

                  i. of a minor nature which are reasonably appropriate for the provision of the Services

                  ii. reasonably considered by Dolphin and the Network Operators (after consultation with the Office of Telecommunications) to be made necessary by any provision of the Licences or changes thereof.

         Any amendments or variations referred to above shall take effect immediately upon publication by Dolphin and the Network Operators.

25.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with English Law.

                                                      Service Provider Agreement
                                                                   Page 17 of 17






         IN WITNESS WHEREOF the hands of the duly authorized representative of the parties the day, month and year first above written.

         Signed by:              D. W. Foden On Behalf of Hugo International LTD
                                 -----------------------------------------------

         Signature:              /s/  D. W. Foden
                                 -----------------------------------------------

         In the presence of:     Jan O'Hara
                                 -----------------------------------------------

                                 -----------------------------------------------

         Signature of Witness:   /s/  Jan O'Hara
                                 -----------------------------------------------





         Signed by:              /s/ signature unknown
                                 -----------------------------------------------




         For and on behalf of:      Dolphin Telecommunications Limited
                                 -----------------------------------------------



         In the presence of:        Alison Fisk
                                 -----------------------------------------------

                                ------------------------------------------------



         Signature of Witness:      /s/ Alison Fisk
                                 -----------------------------------------------